Russell E. Anderson, CPA	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Russ Bradshaw, CPA
William R. Denney, CPA

To the Board of Directors

Lithium Exploration Group, Inc.

Phoenix, Arizona

We consent to the incorporation by reference of our audit report dated September 30, 2013 which is included in the Annual Report on Form 10-K for the years ended June 30, 2013 and June 30, 2012 of Lithium Exploration Group, Inc. in the Company’s Registration Statement on Form S-8 pertaining to the 2014 Stock Option Plan.

/s/ Anderson Bradshaw PLLC

Salt Lake City, Utah

August 6, 2014

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

abcpas.net